      CONTACT:         Alexander C. Kinzler
                                    President and Chief Operating Officer

                                    Russell M. Gifford
                                    Executive Vice President and Chief Financial Officer

                                    Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. ANNOUNCES

APPOINTMENT OF NEW DIRECTOR AND PROMOTIONS

        HONOLULU, HAWAII, December 16, 2003 -- Barnwell Industries, Inc., (ASE-BRN) announced today the appointment of Ms. Diane G. Kranz to its Board of Directors. Ms. Kranz is a senior partner at Kranz & Co., LLP (certified public accountants) in New York, New York since 1970. Barnwell also announced the promotion of Mark A. Murashige to Vice President and Controller and Mr. Joseph R. Downs III was promoted to Manager, Information Services.